Loan No. 07-0004350

FIRST AMENDMENT  TO CREDIT AGREEMENT

AND OTHER CREDIT DOCUMENTS

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND OTHER CREDIT DOCUMENTS (this “Amendment”) is entered into as of  May 5, 2010 (the “Effective Date”), among GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GECC” and in its capacity as agent for the Lenders, together with its successors, “Administrative Agent”), the financial institutions other than GECC who are or hereafter become parties to the Credit Agreement (together with GECC, individually, a “Lender”, and collectively, the “Lenders”, as the context may require), THE PARTIES LISTED ON SCHEDULE 1 ATTACHED HERETO (each a “Borrower” and collectively, the “Borrowers”) and BROOKDALE SENIOR LIVING INC., a Delaware corporation (“Guarantor”).

RECITALS:

A. Borrowers (other than BKD Kansas Properties, LLC), Administrative Agent and GECC have entered into that certain Credit Agreement dated as of February 23, 2010 (the “Credit Agreement”), pursuant to which the Lenders agreed to make the loan described therein (the “Loan”) to Borrowers.  BKD Kansas Properties, LLC was joined to the Credit Agreement as a borrower thereunder pursuant to that certain Joinder Agreement, dated as of March 5, 2010, executed by Administrative Agent, GECC, BKD Kansas Properties, LLC and the other Borrowers.

B. Subject to the terms and conditions set forth in the Credit Agreement, the Borrowers (acting through the Borrower Representative), have the one-time right to cause an increase in the Aggregate Committed Amount by up to Twenty Million Dollars ($20,000,000) (to an aggregate amount not more than One Hundred Twenty Million Dollars ($120,000,000)) and the Borrower Representative has exercised this right on behalf of the Borrowers.

C. Guarantor is liable for the payment of certain (a) obligations under the Loan pursuant to that certain Guaranty, dated of even date with the Credit Agreement and executed by the Guarantor in favor of Administrative Agent for the benefit of the Lenders (the “Guaranty”) and (b) costs and expenses related to the existence of hazardous materials affecting the property securing the Loan pursuant to that certain Hazardous Materials Indemnity Agreement, dated of even date with the Credit Agreement and executed by the Guarantor in favor of Administrative Agent for the benefit of the Lenders (the “Environmental Indemnity”).

D. Agent, Lenders and Borrowers wish to amend the Credit Agreement to reflect the increase in the Aggregate Committed Amount as described above, all as more fully set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders and Borrowers hereby agree as follows:

1. Defined Terms.  Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Credit Agreement (as modified hereby).

2. Recitals.  All of the Recitals stated above are true and accurate and by this reference are incorporated into and made a part of the body of this Amendment.

3. Acknowledgement of Increase in Aggregate Commitment Amount.  Borrowers, Lenders and Agent acknowledge and agree that, provided that the Borrowers deliver to Agent the payments required under Section 2.01(b)(iii) of the Credit Agreement concurrently with the execution of this Amendment, effective as of the Effective Date, the Aggregate Committed Amount is One Hundred Twenty Million Dollars ($120,000,000), and each Lender’s Committed Amount shall be as set forth on the Schedule 2.01 attached hereto, which shall replace and supersede the Schedule 2.01 attached to the Credit Agreement.

4. Ratification by Borrowers.  The Borrowers hereby (a) renew, ratify and confirm the indebtedness evidenced by the Notes and the other Credit Documents, as modified hereby; (b) acknowledge that the liens and security interests created and evidenced by the Security Documents and other Credit Documents are valid, subsisting and enforceable in accordance with their terms, as modified hereby; (c) acknowledge that as of the Effective Date there are no offsets, claims or defenses to the indebtedness evidenced by the Notes and the other Credit Documents, as modified hereby; (d) acknowledge and agree that Borrowers are, and shall remain, liable for the prompt and timely payment and performance of the indebtedness evidenced by the Notes and the other Credit Documents, as modified hereby; (e) agree that the Credit Documents are and remain in full force and effect, except as expressly modified hereby; and (f) represent and warrant that, after giving effect to the terms and conditions of this Amendment, there are no uncured Events of Default under the Credit Documents and, to each Borrowers’ actual knowledge, no event, condition or state of facts exists or has occurred and remains uncured that, with the giving of notice or passage of time or both, would constitute an Event of Default under the Credit Documents.

5. Ratification by Guarantor.  Guarantor joins in the execution and delivery of this Amendment to (a) evidence its consent to, and agreement with, the terms and conditions of this Amendment and the transactions contemplated hereby; (b) renew, ratify and confirm all the terms, covenants and agreements contained in the Guaranty and the Environmental Indemnity; (c) stipulate and agree that all references in the Guaranty and Environmental Indemnity to (i) the “Loan” shall refer to the Loan, as amended by this Amendment, (ii) the “Credit Agreement” shall refer to the Credit Agreement, as amended by this Amendment, (iii) the “Credit Documents” or any of them shall refer to the Credit Documents as amended by this Amendment, and (v) any other term, provision or document shall refer to such term, provision or document as amended by this Amendment; and (d) renew, ratify, represent and confirm that (i) each of the Guaranty and Environmental Indemnity is and remains the valid, subsisting and enforceable agreement of Guarantor, enforceable against Guarantor in accordance with its terms, (ii) as of the date hereof there are no offsets, claims or defenses to the Guaranty or Environmental Indemnity, by reason of this Amendment, the transactions contemplated hereby or otherwise, (iii) all representations and warranties of Guarantor in the Guaranty and Environmental Indemnity remain true and correct in all material respects as of the date hereof; (iv) Guarantor has paid and performed all covenants and obligations required to be paid and performed by Guarantor as of the date hereof, and (v) after giving effect to the terms and conditions of this Amendment, no uncured Event of Default exists under the Credit Documents and, to Guarantor’s actual knowledge, no event, condition or state of facts exists or has occurred and remains uncured which, with the giving of notice or passage of time or both, would constitute an Event of Default.

6. Modification of other Credit Documents.  All references in the other Credit Documents to the “Credit Agreement” shall mean the Credit Agreement as modified hereby.

7. Continued Validity.  Except as expressly provided in this Amendment, all terms, conditions, representations, warranties, and covenants contained in the Credit Agreement and the other Credit Documents shall remain in full force and effect, and are hereby ratified, confirmed and acknowledged by the Borrowers.

8. Representations and Warranties.  The Borrowers hereby represent and warrant to Administrative Agent and Lenders that (a) (after giving effect to the terms and conditions of this Amendment), no Event of Default exists, (b) all of the representations and warranties set forth in the Credit Agreement (after giving effect to the terms and conditions of this Amendment), are true and correct in all material respects on and as of the date of this Amendment as if made on or as of such date, and (c) the execution, delivery and performance of this Amendment (i) have been authorized by all requisite corporate, partnership, limited liability company and trust action and (ii) do not and will not violate or conflict with, result in a breach of or require any consent under the articles or certificate of incorporation, bylaws, partnership agreement, trust agreement or other organizational documents of Borrowers and their partners and/or members, any applicable laws or any material agreement binding on Borrowers or any of their properties.

9. Fees and Expenses.  Borrowers agree to pay all reasonable fees and expenses incurred by Administrative Agent and Lenders in connection with the drafting and negotiation of this Amendment, and the transactions contemplated hereby, including, without limitation, fees and costs of third-party consultants, accountants or professionals retained by Administrative Agent and Lenders, reasonable attorneys’ fees and expenses and recording fees.

10. Construction.  This Amendment and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with and governed by, the laws of the State of Illinois and any applicable laws of the United States of America.

11. Binding Effect.  This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, that Borrowers shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Lender.

12. Counterparts.  This Amendment may be executed in several counterparts, each of which shall be fully effective as an original, and all of which together shall constitute one and the same instrument.

13. NO ORAL AGREEMENTS.  THIS AMENDMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE

PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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ADMINISTRATIVE AGENT:	GENERAL ELECTRIC CAPITAL
CORPORATION, as Administrative Agent

	By:	/s/ Adam Zeiger
	Name:	Adam Zeiger
	Title:	Authorized Signatory

[signatures continue on the following page]

BORROWERS:	BLC ATRIUM-JACKSONVILLE SNF,
LLC, a Delaware limited liability
company
BLC WESTWOOD, LLC, a Delaware
limited liability company
BLC JACKSON OAKS, LLC, a Delaware
limited liability company
CAROLINA HOUSE OF BLUFFTON,
LLC, a North Carolina limited liability
company
CAROLINA HOUSE OF HILTON
HEAD, LLC, a North Carolina limited
liability company
ARC HDV, LLC, a Tennessee limited
liability company
FIT RAMSEY, LLC, a Delaware limited
liability company
AHC STERLING HOUSE OF
HARBISON, LLC, a Delaware limited
liability company
AHC PROPERTIES, INC., a Delaware
corporation
BROOKDALE PLACE OF BATH, LLC,
a Delaware limited liability company
BKD KANSAS PROPERTIES, LLC,
a Delaware limited liability company

By:	/s/ George T. Hicks
Name:	George T. Hicks
Title:	Executive Vice President

[Signatures Continued on Following Page]

LENDERS:	GENERAL ELECTRIC CAPITAL
CORPORATION

	By:	/s/ Adam Zeiger
	Name:	Adam Zeiger
	Title:	Authorized Signatory

BANK OF AMERICA, N.A.

By:	/s/ Zubin R. Shroff
Name:	Zubin R. Shroff
Title:	Vice President

FIFTEENTH INVESTMENT HFS LIMITED

By:	/s/ Steve Ruth
Name:	Steve Ruth
Title:	Authorized Signatory Chief Investment Officer